UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 24, 2010 (effective  November 10, 2010)
Date of Report (Date of earliest event reported):

ACCELR8 TECHNOLOGY CORPORATION
(Exact name of registrant as specified in charter)

Colorado	0-11485	84-1072256
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7000 North Broadway, Building 3-307, Denver, CO 80221
(Address of principal executive offices)

(303) 863-8808
Registrant’s telephone number, including area code:

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

On November 24, 2010, Accelr8 Technology Corporation (the “Company”) and Novartis Vaccines and Diagnostics, Inc. (“Novartis”) entered into an Amendment No. 1 to an Evaluation Agreement (the “Amended Evaluation Agreement”) and an Amendment No. 1 to a Letter of Intent (the “Amended Letter of Intent”).  The Amended Evaluation Agreement and the Amended Letter of Intent are effective as of November 10, 2010.  The original Evaluation Agreement (the “Original Evaluation Agreement”) and the original Letter of Intent (the “Original Letter of Intent”) were effective June 14, 2010 and were disclosed on a Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on June 22, 2010.  Redacted copies of the Original Evaluation Agreement and Original Letter of Intent were included as exhibits to the Company’s Form 10-K, as amended filed with the Commission on September 23, 2010 and are incorporated herein by this reference.

Pursuant to the Amended Evaluation Agreement, Novartis will continue to evaluate the results of the Company’s BACcel system in identifying the type and quantity of bacterial pathogens in clinical specimens.  In connection with the Amended Evaluation Agreement, Novartis agreed to pay the Company a fixed amount.  The Amended Evaluation Agreement will terminate on June 30, 2011.

Pursuant to the Original Letter of Intent, the Company and Novartis agreed to negotiate in good faith a formal business relationship and definitive agreement regarding the design, development, commercialization and support strength of each party.  The Amended Letter of Intent extends the period for negotiation until June 30, 2011.  The Original Letter of Intent was non-binding and granted Novartis the exclusive right (the “Exclusive Right”) to evaluate and negotiate a license to the Company’s intellectual property for a period of three months after the submission of the final research report prepared pursuant to the Evaluation Agreement.   The Amended Letter of Intent extends the Exclusive Right for three additional thirty-day periods through April 13, 2011 and Novartis will pay the Company a monthly fee for such extension.  The Exclusive Right may be extended an additional 78 days by paying the Company an additional fee for each 30 day period extended.   The exclusivity payments made pursuant to the Original Letter of Intent, as amended pursuant to the Amended Letter of Intent, if any, shall be credited against any license fee, development milestone or other payment made by Novartis to the Company at any point in the future.

The Company intends to submit a confidential treatment request for certain of the terms of the Amended Evaluation Agreement and the Amended Letter of Intent, including but not limited to the financial terms of the Amended Evaluation Agreement and the Amended Letter of Intent.

On November 30, 2010, the Company issued a press release announcing entering into the Evaluation Agreement and the Letter of Intent.  A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01      Financial Statements and Exhibits.

The following is a complete list of Exhibits filed as part of this Current Report on Form 8-K.  Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

Exhibit No.	Description

99.1	Press Release dated November 30, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 30, 2010	ACCELR8 TECHNOLOGY CORPORATION

By: /s/ Thomas V. Geimer
Thomas V. Geimer, Chief Executive Officer